Thomas E. Bisset
Direct Line: 202.383.0118
E-mail: thomasbisset@eversheds-sutherland.us

VIA EDGAR April 23, 2025 American Family Life Insurance Company 6000 American Parkway Madison, WI 53783

RE: American Family Variable Account II
    File No. 333-45592

Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 31 to the Registration Statement on Form N-4 for American Family Variable Account II (File No. 333‑45592). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,
Eversheds-Sutherland (US) LLP
/s/ Thomas E. Bisset
Thomas E. Bisset